SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 1, 2004
(Date of Report)
(Date of Earliest Event Reported)

ONYX SOFTWARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-25361 (Commission File No.)	91-1629814 (IRS Employer Identification No.)

1100 – 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of Principal Executive Offices, including Zip Code)

(425) 451-8060
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.

     Onyx Software Corporation’s policy regarding securities trades by Onyx personnel permits sales of Onyx securities under plans instituted pursuant to Securities and Exchange Commission Rule 10b5-1, a Rule 10b5-1 Plan. A Rule 10b5-1 Plan is designed to allow directors and executive officers to diversify their holdings but dispel any inference that they are purchasing or selling their company’s stock on the basis of, or while they are aware of, material nonpublic information.

     On November 1, 2004, Brent R. Frei, a member of Onyx’s board of directors, and its former Chief Executive Officer, adopted a Rule 10b5-1 Plan, which provides for periodic sales of shares on the open market at prevailing market prices, subject to certain volume limits and minimum price requirements. This plan is effective immediately.

     Under this plan, Mr. Frei has directed a broker unaffiliated with Onyx to sell, subject to certain conditions, up to 180,000 shares of Onyx common stock held by him over the period that commenced November 1, 2004 and will end no later than November 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Date:	November 4, 2004	By:	/s/ Brian C. Henry

		Name: Its:	Brian C. Henry Executive Vice President and Chief Financial Officer